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                                                                      EXHIBIT 10

        Amendment to the 2004 Non-Executive Director Stock Ownership Plan

Amendment to the 2004 Non-Executive Director Stock Ownership Plan of EDO Corporation is as follows:

     "Article 5 (b) Annual Grant

     An Annual Grant shall be made on the date of the Annual Meeting of Shareholders to each Eligible Director re-elected to the Board. If the Annual Grant is in the form a Stock Option, the exercise price per share shall be the Fair Market Value on the date of grant."